UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ANSYS, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EXPLANATORY NOTE

ANSYS, Inc. (the “Company”) is disclosing the information below in order to provide additional detail related to the disclosure regarding the amount of certain fees payable to Deloitte & Touche LLP, its independent auditor, during the fiscal year ended December 31, 2010, as disclosed in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 1, 2011.

The amount of $804,000 paid by the Company to Deloitte & Touche LLP for the fiscal year ended December 31, 2010 and listed under the caption “Tax Fees” in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 1, 2011 includes $185,000 for tax compliance and preparation and $619,000 for tax consulting. Accordingly, the Company’s audit, audit-related and tax compliance/preparation fees for fiscal 2010 total $895,000 and non-audit other fees for fiscal 2010 total $619,000.